Exhibit 10.5

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Agreement”), dated as of April 26, 2024 (the “First Amendment Effective Date”), is entered into by and among BIOTE MEDICAL, LLC, a Texas limited liability company (the “Borrower”), BIOTE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party hereto, the Lenders party hereto, and Truist Bank, as the Administrative Agent (the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Borrower, Holdings, the other Guarantors, the Lenders, and the Administrative Agent have entered into that certain Credit Agreement, dated as of May 26, 2022 (as amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have failed to comply with the covenant set forth in Section 7.5 of the Credit Agreement by agreeing to make Restricted Payments for repurchases of Capital Stock in the Parent and Holdings pursuant to the Donovitz Settlement Agreement (as defined in the Credit Agreement (as amended by this Agreement)), and as a result, an Event of Default has occurred under the Credit Agreement (the “Specified Event of Default”);

WHEREAS, the Borrower has requested that the Lenders waive the Specified Event of Default and amend the Credit Agreement as set forth below, in each case, subject to the terms and conditions specified in this Agreement; and

WHEREAS, the Lenders (by act of Lenders constituting Required Lenders and Required Revolving Lenders) have agreed to waive the Specified Event of Default and make the requested amendments to the Credit Agreement, in each case, upon the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agree as follows:

A G R E E M E N T

1.
Introductory Paragraph and Recitals; Definitions. The above introductory paragraph and recitals (including any terms defined therein) of this Agreement are incorporated herein by reference as if fully set forth in the body of this Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement (as amended by this Agreement or as in effect immediately prior to the effectiveness of this Agreement, as the context may require).
2.
Waiver of Specified Event of Default; Release.
(a)
In accordance with Section 11.2 (Waiver; Amendments) of the Credit Agreement, and subject to the satisfaction of all of the terms and conditions set forth in this Agreement, the Lenders (by act of Lenders constituting Required Lenders and Required Revolving Lenders) hereby waive the Specified Event of Default and agree that the Specified Event of Default is no longer continuing for purposes of the Credit Agreement and the other Loan Documents. Except for the specific waiver set forth in this Section 2(a), nothing contained in this Section 2(a) shall be construed to be a modification of the Credit Agreement or any other Loan Document or deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent, any Lender, the Issuing Bank or the Swingline Lender may have under the Credit Agreement or any other Loan Document or under applicable law, or (ii) any Loan Party’s obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement or any other Loan Document. The waiver set forth in this Section 2(a) is a one-time waiver, is effective only with respect to the Specified Event of Default, and shall not obligate the Administrative Agent, any Lender, the Issuing Bank or the Swingline Lender to waive any other Default or Event of Default, now existing or hereafter arising. The provisions and agreements set forth in this Agreement shall not establish a custom or course of dealing or conduct between or among the Administrative Agent, any Lender, the Issuing Bank, the Swingline Lender and/or any Loan Party.
(b)
In consideration of the Lenders’ willingness to enter into this Agreement, each Loan Party hereby releases and forever discharges the Administrative Agent, each Lender, the Issuing Bank, and the Swingline Lender (each, a “Specified Party” and collectively, the “Specified Parties”), and each of each Specified Party’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives and affiliates (hereinafter all of the above, together with the Specified Parties, collectively referred to as the “Lender Group”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents on or prior to the First Amendment Effective Date, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which such Loan Party may have or claim to have against any member of the Lender Group.
3.
Amendments to the Credit Agreement. In accordance with Section 11.2 (Waiver; Amendments) of the Credit Agreement, by act of Lenders constituting Required Lenders and Required Revolving Lenders, the Credit Agreement is hereby amended as follows:
(a)
clause (b) in the definition of “Consolidated Fixed Charges” in Section 1.1 (Definitions) of the Credit Agreement is hereby amended in its entirety to read as follows:
(b)
regularly scheduled principal payments made with respect to Consolidated Total Debt during such period (excluding, for the avoidance of doubt, (i) mandatory prepayments made pursuant to Section 2.12, (ii) payments on revolving loans (including, without limitation, Revolving Loans) to the extent not resulting in a commitment reduction, (iii) payments of intercompany Indebtedness between Holdings and its Subsidiaries, and (iv) payments for repurchases of Capital Stock in the Parent pursuant to the Donovitz Settlement Agreement permitted by Section 7.5(d)) and/or Capital Lease Obligations paid in cash by Holdings and its Subsidiaries during such period, in each case measured on a consolidated basis for the period of four (4) Fiscal Quarters most recently ended.
(b)
Section 1.1 (Definitions) of the Credit Agreement is hereby amended to insert the following defined term in the appropriate alphabetical order:

“Donovitz Settlement Agreement” means that certain Settlement Agreement, effective as of April 23, 2024, among, inter alios, the Parent and Dr. Gary S. Donovitz.

(c)
In Section 1.1 (Definitions) of the Credit Agreement, the definition of “Material Agreements” is hereby amended in its entirety to read as follows:

“Material Agreements” shall mean (i) all agreements, indentures or notes governing the terms of any Material Indebtedness, (ii) the Donovitz Settlement Agreement, and (iii) all other agreements, documents, contracts, indentures and instruments pursuant to which (A) any Loan

Party or any of its Subsidiaries are obligated to make payments in any twelve month period in excess of the Threshold Amount, (B) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve month period in excess of the Threshold Amount and (C) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect.

(d)
Clause (d) in Section 7.5 (Restricted Payments) of the Credit Agreement is hereby amended in its entirety to read as follows:

(d) payments for repurchases of Capital Stock in the Parent pursuant to the Donovitz Settlement Agreement in amounts equal to (i) $32,162,261.67 on the date that is three business days after the effective date of the Donovitz Settlement Agreement (such date, the “Settlement Agreement Closing Date”), (ii) $15,081,130.83 on or before the 12-month anniversary of the Settlement Agreement Closing Date, (iii) $19,081,130.83 on or before the 24-month anniversary of the Settlement Agreement Closing Date, and (iv) $10,540,565.42 on or before the 36-month anniversary of the Settlement Agreement Closing Date;

4.
Effectiveness; Condition Precedent. This Agreement shall become effective as of the First Amendment Effective Date upon receipt by the Administrative Agent of a counterpart of this Agreement duly executed by each of the Administrative Agent, Lenders constituting Required Lenders and Required Revolving Lenders, the Borrower, Holdings, and the other Guarantors.
5.
Miscellaneous.
(a)
This Agreement shall be deemed to be, and is, a Loan Document.
(b)
Effective as of the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement.
(c)
Except as expressly modified by this Agreement, the Credit Agreement, the Loan Documents, and the obligations of each Loan Party thereunder and under the other Loan Documents are hereby ratified and confirmed and shall continue and remain in full force and effect according to their respective terms.
(d)
Each of the Loan Parties: (i) acknowledges and consents to all of the terms and conditions of this Agreement; (ii) agrees that this Agreement, and all documents executed in connection herewith, do not operate to reduce or discharge any of its obligations under the Credit Agreement or the other Loan Documents, or any certificates, documents, agreements and/or instruments executed in connection herewith or therewith; (iii) affirms all of its respective obligations under the Loan Documents; (iv) agrees that this Agreement shall in no manner impair, or otherwise adversely affect, any of the Liens granted in, or pursuant to, any of the Loan Documents; and (v) affirms that each of the Liens granted in, or pursuant to, any of the Loan Documents is valid and subsisting.
(e)
Each of the Loan Parties hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:
(i)
such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement;
(ii)
this Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms;
(iii)
no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement;
(iv)
after giving effect to this Agreement, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date; and
(v)
after giving effect to this Agreement, no Default or Event of Default exists.
(f)
This Agreement may be executed by one (1) or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts, taken together, shall be deemed to constitute one (1) and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or by any other electronic imaging means (including in “.pdf” form), shall be effective as delivery of a manually executed counterpart of this Agreement.
(g)
THIS AGREEMENT, AND ANY CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO THIS AGREEMENT, AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.
6.
Reaffirmation of Obligations. Each of the Loan Parties: (a) acknowledges and consents to all of the terms and conditions of this Agreement; (b) affirms all of its obligations under the Loan Documents (as amended by this Agreement); and (c) agrees that this Agreement, and all documents, agreements and instruments executed in connection with this Agreement, do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents (except to the extent that such obligations are expressly modified pursuant to this Agreement).
7.
Reaffirmation of Security Interests. Each of the Loan Parties: (a) affirms that each of the Liens granted in, or pursuant to, any of the Loan Documents is valid and subsisting; and (b) agrees that this Agreement, and all documents, agreements and instruments executed in connection with this Agreement, do not, in any manner, impair, or otherwise adversely affect, any of the Liens granted in, or pursuant to, any of the Loan Documents.
8.
No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:	BIOTE MEDICAL, LLC, a Texas limited liability company

	By:	BIOTE HOLDINGS, LLC, its Sole Member
	By:	BIOTE CORP., its Managing Member

	By:	/s/Robert Peterson
	Name:	Robert Peterson
	Title:	Chief Financial Officer

GUARANTORS:	BIOTE HOLDINGS, LLC, a Delaware limited liability company

	By:	BIOTE CORP., its Managing Member

	By:	/s/Robert Peterson
	Name:	Robert Peterson
	Title:	Chief Financial Officer

BIOTE IP, LLC, a Nevada limited liability company

	By:	/s/Robert Peterson
	Name:	Robert Peterson
	Title:	Chief Financial Officer

Signature Page to First Amendment to Credit Agreement and Waiver (BioTE Medical, LLC)

ADMINISTRATIVE AGENT:	TRUIST BANK, as the Administrative Agent

	By:	/s/Troy R. Weaver
	Name:	Troy R. Weaver
	Title:	Managing Director

LENDERS:	TRUIST BANK,
as a Lender, the Issuing Bank and the Swingline Lender

	By:	/s/Troy R. Weaver
	Name	Troy R. Weaver
	Title:	Managing Director

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/Alexander L. Rody
Name	Alexander L. Rody
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/Matthew Beltman
Name	Matthew Beltman
Title:	Director